AMENDMENT NO. 4 TO LEASEHOLD ACQUISITION AND DEVELOPMENT OPTION AGREEMENT

This Amendment No. 4 to Leasehold Acquisition and Development Option Agreement (this "Amendment") is entered into as November 20, 2024 (the "Amendment Date") by and between (i) Heavy Sweet Oil LLC ("HSO") and (ii) Trio Petroleum Corp. ("TPET"). Each of HSO and TPET may be referred to herein collectively as the "Parties" and separately as a "Party".

WHEREAS, the Parties are all of the parties to the Leasehold Acquisition and Development Option Agreement, dated as of November 10, 2023, as amended by the Amendment to Leasehold Acquisition and Development Option Agreement dated as of December 28, 2023 (as so amended, the "Original Agreement") and now desire to amend the Original Agreement as set forth herein

WHEREAS, pursuant to the provisions of Section 7 of the Original Agreement, the Original Agreement may be amended in a written instrument executed by the Parties;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

1. Amendment. Pursuant to the provisions of Section 7 of the Original Amendment, the words and number "nine (9) months" in Section 1(a) of the Original Agreement are hereby amended to read "fifteen (15) months").

2. Miscellaneous.

(a) Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the Amendment Date, any references in the Original Agreement to "this Agreement", or words of similar import, shall be deemed a reference to the Original Agreement as amended by this Amendment. The Original Agreement and this Amendment shall hereafter be interpreted and enforced as one agreement.

(b) This Amendment, and any and all claims, proceedings or causes of action relating to this Amendment or arising from this Amendment or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Utah, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Utah.

(a)

(c) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

Heavy Sweet Oil LLC

By: __________________________
Name: Steven Byle
Title: Chief Executive Officer and Managing Member

Trio Petroleum Corp.

By: __________________________
Name: Robin Ross
Title: Chief Executive Officer